Exhibit 10.1
CANCELLATION OF LEASE AGREEMENT
     This Cancellation of Lease Agreement (this “Agreement”) is made this 30th day of June, 2005, by and between 4300 Venture 34910 LLC, a Delaware limited liability company (“Landlord”), with offices at 1798 Frebis Avenue, Columbus, Ohio 43206, and Value City Department Stores LLC, an Ohio limited liability company (“Tenant”), with offices at 3241 Westerville Road, Columbus, Ohio 43224.
BACKGROUND INFORMATION
     WHEREAS, on the 18th day of May, 2000, 4300 East Fifth Avenue LLC (“Original Landlord”) entered into a lease (“Lease”) with Value City Department Stores, Inc. (“Original Tenant”) for the premises commonly known as 4020 East Fifth Avenue, Columbus, Ohio 43219; and
     WHEREAS, Landlord is successor in interest to Original Landlord; and
     WHEREAS, Tenant is successor to Original Tenant’s interest in the Lease; and
     WHEREAS, the term of the Lease expires on the 30th day of June, 2010; and
     WHEREAS, Landlord and Tenant have mutually agreed to cancel and terminate said Lease effective the 30th day of June, 2005.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree to the foregoing and as follows:
     1. In consideration of the amounts payable pursuant to Section 2 below, Landlord and Tenant hereby amend the Lease so that the term of the Lease shall expire as of June 30, 2005 (the “Termination Date”). Tenant agrees that it shall vacate the Leased Premises in accordance with the provisions of Article XVII of the Lease.

     2. In consideration of the new expiration date of the term of the Lease, Tenant hereby agrees to pay to Landlord the following amounts: (i) Two Million Three Hundred Thousand and 00/100 Dollars ($2,300,000.00) payable on January 3, 2006; and (ii) 6 monthly payments on the first day of each of the 6 months next following the Termination Date (i.e. July through December, 2005) of Ninety Three Thousand Seven Hundred Two and 02/100 Dollars ($93,702.02).
     All amounts not paid when due by Tenant hereunder shall bear interest at four percent (4%) per annum over the prime rate in effect from time to time at National City Bank, Columbus, Ohio.
     3. Landlord has inspected the Leased Premises and agrees that the Leased Premises is in the condition required under the Lease, including, without limitation, under Sections 9.2 and 17.1 of the Lease and agrees to accept the surrender of the Leased Premises in its ‘AS-IS’ condition. Landlord hereby waives any rights under the Lease, including without limitation under Section 17.1 thereof, to require Tenant to remove any alterations, improvements or additions to the Leased Premises. Landlord shall be responsible for all construction costs and all consequences of any construction undertaken by Landlord in or about the Leased Premises and the Real Estate.
     4. Except as expressly set forth above, the parties agree that from and after the Termination Date, neither party shall have further liability or obligation under the Lease for matters thereafter arising.
     5. All capitalized terms used herein shall have the same meaning as set forth in the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

LANDLORD:

4300 Venture 34910 LLC, a Delaware limited liability company

By:	/s/ Jay L. Schottenstein

Jay L. Schottenstein, President

LESSEE:

Value City Department Stores LLC,
an Ohio limited liability company

By:	/s/ James A. McGrady

James McGrady, Vice President

STATE OF OHIO	)
	)	ss
COUNTY OF FRANKLIN	)
     BE IT REMEMBERED, that on the 7th day of July, 2005, before me, a Notary Public in and for said State, personally appeared 4300 Venture 34910 LLC, a Delaware limited liability company by Jay L. Schottenstein, its President, the Lessor in the foregoing Lease, who acknowledged that the signing thereof was his free and voluntary act and deed for the uses and purposes therein mentioned.
     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

/s/ Tiffany N. Larmer

Notary Public

STATE OF OHIO	)
	)	ss
COUNTY OF FRANKLIN	)
     BE IT REMEMBERED, that on the 5th day of July, 2005, before me, a Notary Public in and for said State, personally appeared Value City Department Stores LLC, an Ohio limited liability company by James McGrady, its CFO/Treasurer, the Lessee in the foregoing Lease, who acknowledged that the signing thereof was his/their free and voluntary act and deed for the uses and purposes therein mentioned.
     IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed my official seal on the day and year aforesaid.

/s/ Michelle Stewart

Notary Public

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